                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          ALLIED PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
   [LOGO]

10 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
Telephone: (312) 454-1020

TO OUR STOCKHOLDERS:
This letter affords me the opportunity to extend a cordial invitation to all our stockholders to attend the 1997 Annual Meeting on Wednesday, May 28, 1997. At this meeting there will be ample time to answer your questions and thoroughly discuss our Company's affairs.

Enclosed you will find the Notice of our Annual Meeting, together with a Proxy Statement and a Proxy card, and a copy of our 1996 Annual Report. The Proxy Statement describes the matters to be considered at the meeting. If you are unable to attend the meeting in person, please complete and return the enclosed Proxy so that your shares are represented and voted. We would appreciate your prompt attention to this matter.

                                          Very truly yours,
                                          RICHARD A. DREXLER
                                          PRESIDENT

Chicago, Illinois
April 14, 1997

   [LOGO]

10 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
Telephone: (312) 454-1020

------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON May 28, 1997
---------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of ALLIED PRODUCTS CORPORATION (herein referred to as "Allied" or the "Company") will be held on Wednesday, May 28, 1997 at 9:30 o'clock A.M. (Chicago Time) in the Shareholders Room, 21st Floor, Bank of America, 231 South La Salle Street, Chicago, Illinois 60697, for the following purposes:

1.  To elect three directors in accordance with the Company's By-Laws.

2.  To consider and act upon a proposal to approve a new 1997 Incentive Stock
    Plan.

3. To act upon any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as shown by the transfer books of Allied at the close of business on April 7, 1997, are entitled to notice of, and to vote at, this Annual Meeting.

All stockholders are invited to attend this Annual Meeting in person. Those stockholders who are unable to attend in person are respectfully urged to execute and return the enclosed Proxy at their earliest convenience. SINCE ATTENDANCE IN PERSON OR BY PROXY OF A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED AT THE MEETING IN ORDER TO TRANSACT BUSINESS, PROMPTNESS IN RETURNING THE EXECUTED PROXY WILL BE APPRECIATED. Stockholders who execute a Proxy may nevertheless attend the meeting and vote their shares in person.

                                          By Order of the Board of Directors
                                          ALLIED PRODUCTS CORPORATION
                                          David B. Corwine
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

April 14, 1997

---------------------------------

PROXY STATEMENT
------------------------------

ANNUAL MEETING OF STOCKHOLDERS
OF ALLIED PRODUCTS CORPORATION
May 28, 1997

SOLICITATION OF PROXIES

The accompanying Proxy is solicited by the Board of Directors of ALLIED PRODUCTS CORPORATION (herein referred to as "Allied" or the "Company") for use at the Annual Meeting of Stockholders, to be held on Wednesday, May 28, 1997, and at any and all adjournments thereof. Any Proxy given may be revoked with respect to any matter by notice in writing to the Secretary of Allied at any time prior to its use, by delivering another later dated proxy or by voting in person at the Annual Meeting. Pursuant to Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Votes "Withheld" or abstaining from voting are counted for quorum purposes, but since they are not voted "For" a particular matter they have the same effect as negative votes or votes "Against" a particular matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Accordingly, broker non-votes will not have an effect on the outcome of the election of directors or any other matters which are presented at the meeting.

The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $7,500. Upon request, the Company will reimburse brokerage houses and other custodians and fiduciaries holding stock of record for reasonable out-of-pocket expenses incurred in forwarding proxy solicitation material to the beneficial owners of such stock. Directors, officers, and certain regular employees of the Company, without additional compensation, may solicit Proxies personally or by telephone or telegraph. This Proxy Statement and the enclosed proxy card were first mailed to the stockholders on or about April 16, 1997.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on April 7, 1997, as the record date for the determination of stockholders entitled to notice of this Annual Meeting, and only stockholders of record on that date will be entitled to vote thereat.

As of April 7, 1997, 8,079,050 shares of Common Stock (par value $.01 per share), were issued and outstanding each of which shares is entitled to one vote on the election of directors.

Allied's SMART Plan (an employee benefit plan formed pursuant to Section 401(k) of the Internal Revenue Code) holds 455,773 shares of Common Stock representing 5.6% of the outstanding shares of Allied Common Stock. CTC Illinois Trust Company acts as trustee for the SMART Plan. The shares held in the SMART Plan have been credited to the individual accounts of the participants in the SMART Plan and will be voted in accordance with instructions of such participants. Shares in the SMART Plan with respect to which participants fail to return voting instructions (other than in the PAYSOP accounts) will be voted on each issue by an advisory committee composed of three members, Lloyd A. Drexler,
S. S. Sherman and Richard A. Drexler, in the same proportion as all other outstanding shares are voted. All PAYSOP account shares (approximately 15,000 shares) with respect to which participants fail to return voting instructions will not be voted. Those shares held in the SMART Plan which have not been credited to participants' accounts will be voted by the advisory committee in its discretion.

BENEFICIAL OWNERS

Mr. S. S. Sherman and Messrs. Lloyd A. Drexler and Richard A. Drexler combined, directors of the Company, beneficially own more than 5% of Allied Common Stock. See the table set forth under the caption "Election of Directors - Principal Stockholders and Management Ownership" and the notes thereto for information concerning their ownership.

The Company has been informed that The Prudential Insurance Company of America, whose address is 751 Broad Street, Newark, New Jersey, beneficially owns 1,127,300 shares of Common Stock representing approximately 14.0% of the outstanding shares of Allied Common Stock. It has sole voting power over only 719,600 shares

The Company has been informed that Neuberger & Berman L.P., whose address is 605 Third Avenue, New York, New York 10158-3698, beneficially owns 718,100 shares of Common Stock representing approximately 8.9% of the outstanding shares of Allied Common Stock. It has sole voting power over only 337,100 shares.

The Company has been informed that Neumeier Investment Counsel, whose address is 26435 Carmel Rancho Boulevard, Carmel, California 93923, beneficially owns 631,950 shares of Common Stock representing approximately 7.8% of the outstanding shares of Allied Common Stock. It has sole voting power over only 311,700 shares.

PROPOSAL 1:  ELECTION OF DIRECTORS

On February 18, 1997 the Board of Directors of Allied nominated the following three individuals to run for election as Directors. Each of the individuals is a present director whose term expires this year and each has been nominated for reelection for a term expiring in 2000. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.

THE FOLLOWING SETS FORTH CERTAIN BIOGRAPHICAL INFORMATION, PRESENT OCCUPATION AND BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS FOR EACH OF THE NOMINEES AS WELL AS THE TERM OF OFFICE FOR WHICH EACH IS BEING NOMINATED:

CLASS A DIRECTORS (TERM EXPIRES IN 2000)

RICHARD A. DREXLER, age 49, has been Chairman of the Board since August 18, 1993, President since 1982 and Chief Executive Officer since 1986. He has been a member of the Board of Directors since 1982. Mr. Drexler is a director of NACO, a private company engaged in the manufacture of steel castings for the railroad industry.

JOHN W. PUTH, age 68, has been a member of the Board of Directors since 1993. He has been President of J.W. Puth Associates, a consulting/investment firm, since 1987. From 1983 until 1987 he served as Chairman, President and Chief Executive Officer of Clevite Industries, Inc., a multi-national manufacturer of valves, hydraulics, bearings and other parts. Mr. Puth is a member of the boards of L.B. Foster Co., a manufacturer of rail products, Lindberg Corporation, a commercial heat treating company, TNT Freightways, a trucking company, System Software Associates, an applications software company, A.M. Castle, a metals manufacturer, and Brockway Standard, a container manufacturer. He is also a director of several private companies.

MITCHELL I. QUAIN, age 45, has been a member of the Board of Directors since February, 1995. Since 1988 he has been a managing director of Schroder Wertheim & Company, an investment banking firm, and is currently co-head of the Industrial Manufacturing Group. Schroder Wertheim & Company served as an independent buying agent during 1996 with respect to the Company's share repurchase program and accordingly received commissions from the Company. He is also a director of Mechanical Dynamics, Inc. and Strategic Distribution, Inc.

All of the above individuals are currently directors of the Company. Any director may resign or may be removed as provided in the By-Laws. It is intended that proxies received in response to this solicitation will be voted in favor of the nominees unless otherwise specified in the proxy.

If for any reason any of such nominees should be unable to serve (a situation which is not presently contemplated), it is intended that the proxies will be voted for such other person or persons as the Board of Directors shall designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

THE FOLLOWING SETS FORTH CERTAIN BIOGRAPHICAL INFORMATION, PRESENT OCCUPATION AND BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS FOR EACH OF THE OTHER MEMBERS OF THE BOARD OF DIRECTORS:

CLASS B DIRECTORS (TERM EXPIRES IN 1998)

LLOYD A. DREXLER, age 79, was the Co-Chairman of the Board from June 2, 1992 until August 18, 1993 and he has been a member of the Board of Directors since 1963. Previously, he was Chairman of the Executive Committee from 1986 until June 2, 1992. Mr. Drexler is the father of Mr. Richard A. Drexler.

JOHN E. JONES, age 62, has been a member of the Board of Directors since 1974. Mr. Jones was Chairman of the Board, President and Chief Executive Officer of CBI Industries, Inc., which is engaged in contracting services and the manufacture of industrial gases, from 1989 through January 1996. Mr. Jones is a director of NICOR Inc., Amsted Industries Incorporated, Valmont Industries, Inc. and The Interlake Corporation.

STANLEY J. GOLDRING, age 51, is Senior Managing Director of J. W. Charles, Inc., an investment banking company. Prior to December 13, 1996, Mr. Goldring was Senior Managing Director of Ladenburg, Thalman & Company, Inc., an investment banking company, for thirteen years. Ladenburg, Thalman & Company, Inc. served as an investment manager for certain funds held by the trustee for certain of the Company's defined benefit pension plans and accordingly received a management fee from the trustee. Mr. Goldring has been involved in various aspects of analytical research, money management and investment banking over the course of his 25-year career on Wall Street. He has been a member of the Board of Directors since August 1993.

CLASS C DIRECTORS (TERM EXPIRES IN 1999)

WILLIAM D. FISCHER, age 69, has been a member of the Board of Directors since 1993. He was President and Chief Operating Officer and a Director of Chicago-based Dean Foods Company from 1989 until December, 1993 when he retired. Prior to that he was Vice President, Finance, a post he held since 1971. He was a director of Dean Foods which processes and distributes dairy and other foods until March 15, 1996. He is also a director of John P. Sanfilippo & Son, Inc., a processor and marketer of nuts and snacks.

KENNETH B. LIGHT, age 64, has been a member of the Board of Directors since 1993. He became Chief Financial Officer in 1995. He has been Executive Vice President and Chief Administrative Officer of Allied Products since 1982 and served as Secretary from 1972 to 1995. Mr. Light joined the Company in 1961 and served as its General Counsel for more than a decade.

S.S. SHERMAN, age 79, was the Co-Chairman of the Board from June 2, 1992 until August 18, 1993. He was Chairman of the Board from 1973 until June 2, 1992 and has been a member of the Board of Directors since 1963.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth information as of April 7, 1997, regarding the beneficial ownership of capital stock of the Company by each director of the Company, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for fiscal 1996 and the directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investing powers with respect to the capital stock owned by them.

                                                                                      PERCENT
         NAME OF BENEFICIAL OWNER OR GROUP               CLASS         AMOUNT        OF CLASS
----------------------------------------------------  -----------  ---------------  -----------
Lloyd A. Drexler....................................    Common           314,800(1)       3.90
Richard A. Drexler..................................    Common           379,092(2)       4.69
William D. Fischer..................................    Common            11,750(3)          *
Robert J. Fleck.....................................    Common            36,017(4)          *
Martin A. German....................................    Common            36,027(5)          *
Stanley J. Goldring.................................    Common            11,750(3)          *
John E. Jones.......................................    Common            41,708(3)          *
Kenneth B. Light....................................    Common            75,104(6)          *
Bobby Middlebrooks..................................    Common            15,025(7)          *
John W. Puth........................................    Common            13,750(3)          *
Mitchell I. Quain...................................    Common            19,250(8)          *
S.S. Sherman........................................    Common           524,902(9)       6.50
All Executive officers and directors as a group (14
 persons)...........................................    Common         1,511,242(10)      18.71

------------------------

 *  Less than 1% of class.

(1) Includes 91,229 shares of restricted stock; 168,708 shares owned by a partnership of which Mr. Lloyd Drexler is a partner and 27,000 shares owned by Mr. Drexler's wife and by a family trust of which Mr. Drexler's wife is the trustee. Also includes 10,750 shares which Mr. Drexler has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(2) Includes 37,809 shares of restricted stock; 35,000 shares held by a trust of which Mr. Richard Drexler is trustee; 100,000 shares owned by a family corporation, of which Mr. Drexler is President; 35,888 shares credited to Mr. Drexler's account in the Company's 401(k) Plan and 58,360 shares which Mr. Drexler has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(3) Includes 10,750 shares which each of Messrs. Fischer, Goldring, Jones and Puth has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(4) Includes 11,309 shares credited to Mr. Fleck's account in the Company's 401(k) Plan and 24,000 shares which Mr. Fleck has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(5) Consists of 13,527 shares credited to Mr. German's account in the Company's 401(k) Plan and 21,500 shares which Mr. German has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(6) Includes 9,198 shares of restricted stock; 42,030 shares which Mr. Light has the right to acquire by exercise of stock options within sixty days of this proxy statement; and 23,825 shares credited to Mr. Light's account in the Company's 401(k) Plan.

(7) Includes 2,067 shares of restricted stock; 9,000 shares which Mr. Middlebrooks has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; and 3,958 shares credited to Mr. Middlebrooks' account in the Company's 401(k) Plan.

(8) Includes 10,250 shares which Mr. Quain has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement and 3,200 shares owned by his children.

(9) Includes 62,163 shares of restricted stock; 374,917 shares owned by a family corporation of which Mr. Sherman, his wife and children are stockholders; and 10,750 shares which Mr. Sherman has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(10) Includes 256,905 shares which the group has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; 106,528 shares credited to the accounts of members of the group in the Company's 401(k) Plan; and 203,355 shares of restricted stock.

MANAGEMENT COMPENSATION

REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

The Stock Option and Compensation Committee of the Board of Directors was comprised during fiscal 1996 of John W. Puth, Chairman, William D. Fischer and John E. Jones, all outside directors of the Company. The Committee oversees the administration of the Company's employee benefit plans and establishes policies relating to compensation of employees. All decisions by the Stock Option and Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under certain of the Company's stock-based compensation plans, which are made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 of the Securities Exchange Act of 1934.

COMPENSATION POLICY

The objectives of the Company's executive compensation program are to:

    -   Support the achievement of desired Company performance.

    - Provide compensation that will attract and retain superior talent and reward performance.

    -   Align the executive officers' interests with the success of the Company.

In determining the compensation for the executive officers, the Stock Option and Compensation Committee took into consideration a number of factors. Salaries were somewhat adjusted in 1994 to partially catch up with prevailing salaries at comparable companies. In 1995, the Committee authorized the retention of a recognized consulting firm in the field of executive compensation. The duties of each of the executive officers were analyzed and categorized. A statistical comparison was drawn to a base of comparable companies and, after considering the performance of each executive, salaries were set within acceptable ranges of such companies. Similarly, bonuses as a percentage of base salary were set with the condition that they would be tied into performance of the Company's plan of operation. Bonuses can exceed the standard if the Company appreciably exceeds its plan. These decisions were deemed by the Committee to be in keeping with its policy.

The executive compensation program provides an overall level of compensation opportunity that is competitive with the manufacturing businesses in which the Company is engaged as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. Subject to the limitations described above, the Stock Option and Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or an individual's circumstances.

The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance generally available to employees of the Company.

CEO COMPENSATION

During 1996, the Company's most highly compensated officer was Richard A. Drexler, Chairman of the Board, President and Chief Executive Officer. Consistent with its policy, the Stock Option and Compensation Committee reviewed the performance of Mr. Drexler and made recommendations to the Board concerning annual compensation (salary plus bonus) and long-term compensation in the form of stock options. The key measurement during the year involved the successful management of the Company which attained record earnings and a sharp increase in the price of its stock. Through Mr. Drexler's efforts, the Company was able to realize excellent profits for 1995 and 1996.

                                          John W. Puth, Chairman
                                          William D. Fischer
                                          John E. Jones

SUMMARY COMPENSATION TABLE

The table below sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1996.

                                                                              LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION           ----------------------------
                                      ----------------------------------    SECURITIES
                                                           OTHER ANNUAL     UNDERLYING      ALL OTHER
                                                           COMPENSATION      OPTIONS/      COMPENSATION
 NAMES AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)       (A)         SARS(#)(B)        ($)(C)
------------------------------  ----  ---------  --------  -------------   -------------   ------------
Richard A. Drexler              1996   400,008   240,500        1,378          60,000          8,409
 Chairman, President and CEO    1995   370,000   210,000        2,728          20,000          8,409
                                1994   350,000   157,500        3,192          30,000          9,576
Kenneth B. Light                1996   225,000   107,500        1,423          25,000         30,000
 Executive Vice President,      1995   211,000    84,000        2,818          10,000         30,000
 Chief Financial and            1994   187,000    70,000        5,267          20,000          9,576
 Administrative Officer
Martin A. German                1996   220,000   125,000          971          20,000         11,515
 Senior Vice President          1995   200,000   100,000        1,923          10,000         11,514
                                1994   190,000   110,000        5,517          12,000          9,576
Bobby Middlebrooks              1996   210,000    50,000            0           5,000              0
 Senior Vice President          1995   200,000    76,400            0          10,000              0
                                1994   191,000    72,400            0          10,000              0
Robert J. Fleck                 1996   137,000    40,000            0           3,000          7,465
 Vice President & Chief         1995   132,000    37,500            0           5,000          7,466
 Accounting Officer             1994   125,000    28,000            0           7,500          7,589

------------------------

(A) While each named executive officer received certain perquisites and other benefits in each of the years shown, the value of these amounts are not shown, in accordance with the regulations of the Securities and Exchange Commission, since such benefit did not exceed in aggregate the lesser of $50,000 or 10% of an individual's salary and bonus in such year. The amounts shown represent the Medicare Hospital Insurance taxes paid by the Company on behalf of each executive on the value of the increase in the executive's vested accrued benefit in the Executive Retirement Plan (see "Retirement Plans" elsewhere in this document).

(B) No stock appreciation rights were granted to the named executive officers in any of the three years. See "Option Grants for 1996 Fiscal Year" for description of options granted.

(C) Amounts shown consist of Company contributions to defined contribution plans.

OPTION GRANTS DURING 1996 FISCAL YEAR

The following table provides information relating to options granted to the named executive officers during fiscal 1996.

                                                 INDIVIDUAL GRANTS
                               ------------------------------------------------------   POTENTIAL REALIZABLE
                                NUMBER OF                                                 VALUE AT ASSUMED
                               SECURITIES                                              ANNUAL RATES OF STOCK
                               UNDERLYING    % OF TOTAL                                PRICE APPRECIATION FOR
                                 OPTIONS       OPTIONS      EXERCISE                       OPTION TERM(2)
                                 GRANTED     GRANTED IN       PRICE      EXPIRATION    ----------------------
            NAME                 (#)(1)      FISCAL YR.      ($/SH)         DATE        5% ($)      10% ($)
-----------------------------  -----------  -------------  -----------  -------------  ---------  -----------
Richard A. Drexler                 30,000         14.85        22.875      01/03/2006    431,579    1,093,706
                                   30,000         14.85        24.125      11/20/2006    455,162    1,153,471
Kenneth B. Light                   15,000          7.43        22.875      01/03/2006    215,789      546,853
                                   10,000          4.95        24.125      11/20/2006    151,721      384,490
Martin A. German                   15,000          7.43        22.875      01/03/2006    215,789      546,853
                                    5,000          2.48        24.125      11/20/2006     75,860      192,245
Bobby Middlebrooks                  5,000          2.48        24.125      11/20/2006     75,860      192,245
Robert J. Fleck                     3,000          1.49        24.125      11/20/2006     45,516      115,347

------------------------

(1) All options are non-qualified and have exercise prices equal to the fair market value of Allied Common Stock on the date of grant. Each option is exercisable as to 50% of the shares on the first anniversary of the date of grant and as to the remaining 50% of the shares on the second anniversary date and thereafter, and each option includes the right to pay the exercise price in cash or shares of Allied Common Stock.

(2) The amounts shown in these columns are calculated based upon assumed annual appreciation rates of 5% and 10%, as set by the Securities and Exchange Commission, and are not intended to be forecasts of future appreciation of Allied Common Stock.

OPTION EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The Company does not have any outstanding stock appreciation rights. The following table provides information relating to the exercise of options during 1996 and the value of options held by the named executive officers at the end of 1996:

                                                          NUMBER OF
                                                         SECURITIES            VALUE OF
                                                         UNDERLYING           UNEXERCISED
                                                         UNEXERCISED         IN-THE-MONEY
                                                         OPTIONS AT           OPTIONS AT
                             SHARES         VALUE      END OF 1996(#)      END OF 1996($)(1)
                           ACQUIRED ON    REALIZED      EXERCISABLE/         EXERCISABLE/
          NAME            EXERCISE (#)       ($)        UNEXERCISABLE        UNEXERCISABLE
------------------------  -------------  -----------  -----------------  ---------------------
Richard A. Drexler              135,000    2,067,050      58,360/45,000        620,144/272,100
Kenneth B. Light                 52,000      894,410      37,030/22,500        420,194/185,400
Martin A. German                 24,500      366,523      16,500/17,500        152,620/157,250
Bobby Middlebrooks               27,940      297,832        9,000/5,000         101,020/28,150
Robert J. Fleck                                            24,500/5,500         517,345/55,640

------------------------

(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on 12/31/96 was $29.75 per share. Value is calculated on the basis of the difference between the option exercise price and $29.75 multiplied by the number of shares of Common Stock underlying the option.

RETIREMENT PLANS

Mr. Bobby Middlebrooks is a participant in the Bush Hog Division Salaried Pension Plan, a defined benefit plan. As such, upon retirement he will be entitled to the following monthly benefit: One percent of his final monthly salary multiplied by the number of years of service to the Company. Assuming Mr. Middlebrooks' retirement at age 65 (he is now 61 years old) at his current salary, Mr. Middlebrooks would be entitled to a pension of $6,350 per month. Assuming Mr. Middlebrooks' salary is increased by 5% per year until retirement, he would be entitled to a pension of $6,400 per month.

Effective January 1, 1994, the Company entered into agreements with Messrs. Richard Drexler, German and Light to provide retirement benefits pursuant to an Executive Retirement Plan adopted by the Board of Directors. Each of the participants shall be eligible, upon reaching Normal Retirement Date (which is defined as the earlier of age sixty-five or completion of twenty-five years of service) to receive a retirement benefit equal to three times his final average annual compensation (which is defined as the average of the participant's compensation during the thirty-six months prior to the participant's separation from service). Such benefit shall be paid to participants in 120 equal monthly installments commencing on the month following the date the participant terminates service with the Company. If the participant dies during such period, the unpaid remaining monthly installments will be paid to the participant's named beneficiary or to his estate. In lieu of monthly payments, the participant may elect to receive a lump sum cash payment equal to the net present value of his benefits. Based on the average compensation received during the past three years, the participants, if vested, would receive on the Normal Retirement Date the following aggregate benefits (payable over ten years): Mr. Richard Drexler - $1,728,000; Mr. German - $945,000; Mr. Light - $884,500. Benefits payable under the Executive Retirement Plan are reduced to the extent of payments received under the Target Benefit Plan described below.

TARGET BENEFIT PLAN

Effective January 1, 1995 the Company implemented a defined benefit plan called "The Target Benefit Plan". The purpose of the plan is to provide retirement benefits for certain employees, (i.e., those employees who are not a part of an established pension plan) taking into consideration the employee's age, years of service and compensation. The plan, which is funded solely by the Company, sets forth a "Target" benefit amount to be paid to the employee upon reaching age 65. The target benefit is one-half of one percent of the employees' final average salary (the average of taxable earnings over the last five years of service with the Company) multiplied by all years of service with the Company. The amount contributed by the Company is actuarially derived and is based on the assumption that the employees will continue to work for the Company until age 65; that money in the plan will grow at a specified rate of earnings over time (although not guaranteed); and that salaries will increase at a specified rate over time (although not guaranteed). Since the employees make their own investment decisions with respect to contributed amounts, the target benefit is only an estimate and will vary based on the actual earnings of each account. Based on the most recent estimate, the annual target benefit for the named officers (other than Bobby Middlebrooks who is a participant in a pension plan) is as follows: Richard Drexler $32,188; Kenneth Light $10,847; Martin German $11,188; Robert Fleck $28,750. With respect to Messrs. Drexler, Light and German, the actual benefits paid under the Target Benefit Plan during the first ten years of retirement will reduce amounts payable under the Executive Retirement Plan described above.

TERMINATION AGREEMENTS

Agreements between the Company and Messrs. Richard Drexler, Light, German and Middlebrooks provide that, if within one year following a specified change in ownership or control of the Company there shall be an involuntary termination of such executive's employment, or if there shall be certain patterns of activity during such period by the Company causing such executive to resign, then, subject to prevailing tax laws and regulations, the executive shall be entitled to payments equal approximately to three years' compensation.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Machinery-Diversified Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Machinery-Diversified Index at the end of 1991, and reinvestment of all dividends).

                       COMPARISON OF 5 YEAR TOTAL RETURN
             AMONG ALLIED PRODUCTS CORPORATION, S&P 500 INDEX & S&P
                          MACHINERY DIVERSIFIED INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ALLIED PRODUCTS    S&P 500    S&P MACHINERY - DIVERSIFIED
1991                $100.00     $100.00                       $100.00

1992                  96.00      107.60                        102.00

1993                 400.00      118.50                        151.10

1994                 460.00      120.00                        147.10

1995                 770.40      165.10                        181.50

1996                 958.40      203.00                        226.20

PROPOSAL 2:  ADOPTION OF 1997 INCENTIVE STOCK PLAN

The 1997 Incentive Stock Plan (the "Plan" or the "1997 Plan") was adopted by the Board of Directors of the Company on March 31, 1997, subject to the approval of the shareholders of the Company at its next regularly scheduled Annual Meeting.

The Plan was adopted to replace the Company's 1990 Incentive Stock Plan and 1993 Directors Incentive Stock Plan, each of which has almost exhausted the number of shares authorized to be issued in accordance therewith. The Plan permits a committee of the Company's Board of Directors to grant incentive awards ("Incentives") in the form of non-qualified stock options (NQSOs), incentive stock options (ISOs), stock awards including restricted stock, stock appreciation rights (SARs) and performance units to key employees and non-employee directors. The purpose of the Plan is to enable the Company to attract, retain and reward key employees and non-employee directors by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

The Plan has been designed to comply with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that stock awards under the Plan will qualify as performance-based compensation, the Plan is being submitted to shareholders for approval at the Annual Meeting. While the Company believes that compensation payable pursuant to the Plan generally will be deductible for federal income tax purposes, under certain circumstances such as a change in control, compensation not qualified under Section 162(m) of the Code may be payable pursuant to the provisions of the Plan. By approving the Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein.

Set forth below is a summary of certain important features of the Plan, which summary is qualified in its entirety by reference to the Plan, which is available upon written request to the Secretary of the Company.

ADMINISTRATION

The Plan will be administered by a committee (the "Committee") of the Board of Directors. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), each member of the Committee will qualify as a "non-employee director." To the extent required to comply with the performance-based compensation exemption under Section 162(m) of the Code, each member of the Committee will qualify as an "outside director". Among other things, the Committee has the authority to select individuals for participation, to determine the type of Incentive to be awarded as well as the number of shares of Allied Common Stock to be covered by such Incentive, and to determine the terms and conditions of any such Incentive. The Committee also will have the authority to construe and interpret the Plan, to establish, amend or waive rules for its administration, accelerate the exercisability of any Incentive, and amend the terms and conditions of outstanding Incentives. However, the Committee shall have no authority to take any action to the extent that such action or the Committee's ability to take such action would cause any Incentive granted to any Covered Employee to fail to qualify as "performance-based compensation" under
Section 162(m) of the Code.

ELIGIBILITY

Incentive awards under the Plan may be granted to employees of the Company or any subsidiary, including officers of the Company or any subsidiary, and non-employee directors whose participation the Committee determines is in the best interests of the Company.

NUMBER OF SHARES

The Plan authorizes the issuance of up to 500,000 shares of Common Stock pursuant to the grant or exercise of stock options, including ISOs and NQSOs, SARs, restricted stock and performance units. If any Incentive lapses, expires, terminates, is forfeited or canceled without the issuance of shares or the payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for new Incentives, provided that in no event may the number of shares of Common Stock issued under the Plan exceed the total number of shares reserved for issuance. Any shares withheld or surrendered to pay withholding taxes or withheld or surrendered in full or partial payment of the exercise price of an option or the purchase price of any other Incentive will be added back to the aggregate number of shares available for issuance. No Covered Employee may be granted any stock options or stock awards for more than 100,000 shares in any calendar year or any performance unit award with respect to any performance period (i) in an aggregate amount payable in cash in excess of $400,000, or (ii) in excess of 100,000 shares. Subject to the foregoing limits, the shares available under the Plan can be divided among the various types of Incentives and among the participants as the Committee sees fit. Such shares are to be made available from authorized but unissued shares of Common Stock, shares purchased in the open market or treasury stock of the Company. The number of shares subject to the Plan and subject to awards outstanding under the Plan will adjust with any stock dividend or split, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event.

DESCRIPTION OF INCENTIVES

STOCK OPTIONS.

The Plan permits the award of ISOs and NQSOs. Each option granted under the Plan must be evidenced by a written agreement specifying terms, including the type, the number of shares covered, the exercise price, when it is exercisable and the duration. No employee may be granted an ISO first exercisable in any calendar year if the Fair Market Value (i.e., the average of the highest and lowest price at which the Common Stock was traded, as reported in the NYSE-Composite Transactions) of the underlying stock on the date of grant exceeds $100,000. The purchase price per share of Common Stock covered by an option shall be determined by the Committee, but in the case of an ISO and options granted to Covered Employees may not be less than 100% of the Fair Market Value of the underlying Common Stock on the date of grant. No ISOs shall be exercisable more than ten years after the date of grant. Payment of an option may be made with cash, with previously owned shares of Common Stock, with shares withheld by the Company (upon such exercise) or by a combination of these. The principal difference between ISOs and NQSOs is their tax treatment. See "--Federal Income Tax Consequences."

STOCK APPRECIATION RIGHTS.

The Plan authorizes the Committee to grant SARs in connection with options or independent of options. A holder of SARs is entitled upon exercise to receive a number of shares of Common Stock, or cash or a combination of both, as the Committee may determine, equal in value on the date of exercise to the amount by which the Fair Market Value of one share of Common Stock on the date of exercise exceeds the exercise price fixed by the Committee on the date of grant multiplied by the number of shares in respect of which the SARs are exercised. If the SAR is granted in connection with an option, the holder of the SAR must surrender such option in order to exercise the SAR.

STOCK AWARDS.

The Plan authorizes the Committee to make stock awards, in the form of unrestricted shares of common stock or in the form of restricted shares ("restricted stock") on terms and conditions fixed by the Committee. Restricted stock may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable period of restriction or satisfaction of other conditions specified by the Committee. In the case of Covered Employees, the Committee may condition the vesting or lapse of such periods of restriction upon the attainment of one or more performance goals established by the Committee within the time period prescribed by Section 162(m) of the Code. These performance goals must be based on the attainment, by the Company or its subsidiaries, of certain objective performance measures, which shall include one or more of the following: total stockholder return, return on equity, return on capital, return on assets, return on investment, net income, operating income, earnings per share, market share, stock price, sales, costs, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, and operating and maintenance cost management (the "Performance Goals"). Such Performance Goals may also be based upon the attainment of specified levels of performance of the Company or one or more subsidiaries relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Code.

During the period of restriction, participants holding restricted stock may exercise full voting rights with respect to the shares and are entitled to all dividends and other distributions paid on those shares. Upon the lapse of the applicable period of restriction, the restricted stock will become freely transferable.

PERFORMANCE UNITS.

The Plan authorizes the Committee to grant performance units which may be earned if specified long-term corporate goals are achieved over a period of time selected by the Committee (a "Performance Period"). Prior to the grant of performance units, the Committee must establish in writing an initial target value or number of shares of Common Stock for the performance units, the duration of the Performance Period and the specific performance goals to be attained, including performance levels at which various percentages of performance units will be earned and, for Covered Employees, the minimum level of attainment to be met to earn any portion of the performance units. If the Committee determines that a performance unit for a Covered Employee is to qualify for the exemption from Section 162(m), then the performance goals shall be based on the objective performance measures described above relating to restricted stock. At the conclusion of a particular Performance Period, the Committee will determine the extent to which the performance goals have been met. As a result, depending upon the Company's performance in relation to the performance goals, a participant may earn less or more than the number of performance units initially awarded. In addition, to the extent that the value of a performance unit is related to a share of Common Stock, the value of any payout will be dependent upon the changing value of the Common Stock. Payments may be made in cash, Common Stock or a combination as determined by the Committee.

CHANGE IN CONTROL

Upon a change in control of the Company, all stock-based awards, such as ISOs, NQSOs, SARs and restricted stock shall vest 100%, and the maximum value of all performance units shall immediately be paid out in cash, prorated for the number of days in the applicable Performance Period that have elapsed.

LIMITS ON TRANSFERABILITY AND EXERCISABILITY

Participants may transfer Incentives to family members, family corporations or family partnerships. The Committee may, in its discretion and subject to any conditions it may impose, authorize all or a portion of any Incentive to be transferred to other persons or entities. Following transfer, such Incentives will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. All Incentives granted under the Plan will be forfeited immediately upon termination for substantial cause. Generally, upon termination due to death, disability or retirement, all options and SARs will become exercisable for three years (except that ISOs will be exercisable for only three months) but in no event later than their term, and unvested performance units will entitle the participant to receive prorated payments based upon the number of full months of service during the Performance Period. With respect to restricted stock, upon termination due to death, the restrictions shall lapse immediately and upon termination due to disability or retirement after age 65, the restrictions may be removed by the Committee in its discretion at any time during the three years following termination. Generally, upon voluntary termination or upon involuntary termination for any reason other than for substantial cause, options and SARs (to the extent then vested or to the extent vesting is accelerated by the Committee) will be exercisable for three months, but not later than their expiration, and unvested restricted stock and performance units will be forfeited (unless the specific terms of the award provide otherwise or the Committee waives the forfeiture provision). The Committee, in its discretion, may accelerate the vesting of any option, SAR or restricted stock upon termination due to death, disability or retirement or involuntary termination other than for substantial cause.

AMENDMENT AND DISCONTINUANCE

The Plan may be amended, altered or discontinued by the Board of Directors, but except as specifically provided therein, no amendment, alteration or discontinuance may be made which would in any manner adversely affect any Incentive theretofore granted under the Plan, without the written consent of the participant. Except as expressly provided in the Plan, the Plan may not be amended without shareholder approval to materially increase the number of shares of Common Stock subject to the Plan or to the extent such approval is required by the New York Stock Exchange or Section 162(m) under the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is intended only as a brief discussion of the federal income tax rules relevant to stock options, SARs, restricted stock and performance units. The laws governing the tax aspects of Incentives are highly technical and such laws are subject to change.

NQSOS AND SARS.

Upon the grant of a NQSO (with or without an SAR), the optionee will not recognize any taxable income and the Company will not be required to record an expense. Upon the exercise of such an option or an SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the purchase price (the "spread"), or the consideration paid to the optionee upon the exercise of the SAR, will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used, except that in the case of an optionee subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally officers and directors), the fair market value will be determined six months after the date on which the option was granted (if such date is later than the exercise date) unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election (a "Section 83(b) election") must be made and filed with the Internal Revenue Service within 30 days after exercise in accordance with the regulations under
Section 83(b) of the Code. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

ISOS.

An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

RESTRICTED STOCK.

A participant who is granted restricted stock may make a Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to a tax deduction for any compensation income taxed to the participant, subject to the provisions of
Section 162(m) of the Code.

PERFORMANCE UNITS.

A participant who has been granted a performance unit award will not realize taxable income until the applicable Performance Period expires and the participant is in receipt of the Common Stock and/or cash distributed in payment of the award, at which time such participant will realize ordinary income equal to the fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

    NEW PLAN BENEFITS. Apart from the grant of NQSOs granted on November 20, 1996 to non-employee directors and described below, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Plan if the Plan is adopted. Such determinations are subject to the discretion of the Committee. However, the benefits and amounts that were paid or allocated under the 1990 Incentive Stock Plan with respect to 1996 and prior years are described in the Summary Compensation Table, Option/SAR Grants Table and Option/SAR Exercises and Year-end Value Table on pages 9, 10 and 11 of this proxy statement.

    1996 AWARDS. In November, 1996, the Committee granted NQSOs to purchase shares of Common Stock to each non-employee director of the Company under the 1993 Directors Incentive Stock Plan subject to shareholder approval to increase the number of shares available for issuance under that plan. The Committee subsequently decided to replace the Directors Plan with the Plan and make the options granted in 1996 subject to the terms of the Plan. The NQSOs will become exercisable with respect to 40% of the shares one year from the date of grant, 30% two years from the date of the grant and the remaining 30% three years from the date of the grant at a purchase price of $24.125 per share. The closing price of the Common Stock in the New York Stock Exchange - Composite Tape on April 7, 1997 was $28.75.

    VOTE REQUIRED. The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Plan with respect to Section 162(m) of the Code. Abstentions from voting on this matter are treated as votes against, while broker nonvotes are treated as shares not voted. Such vote will also satisfy the shareholder approval requirements of the New York Stock Exchange, Section 422 of the Code with respect to the grant of ISOs and Rule 16b-3 under the Exchange Act. If the 1997 Plan is not approved by the stockholders, it will not be implemented and grants and awards made thereunder will be canceled.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

FUNCTIONING OF THE BOARD AND COMMITTEES

Allied's Board of Directors presently has an Executive Committee, an Audit Committee, a Stock Option and Compensation Committee and a Nominating Committee. In 1996, each of the outside directors received the sum of $20,000 annually for his services as a director and the chairman of each committee (if a non-employee of the Company) received the additional sum of $3,000 annually. Each non-employee director of the Company also received $750 for each meeting of the Board and, except for the Executive Committee, for each committee meeting which he attended. Pursuant to the 1993 Directors Incentive Stock Plan, in 1996 each of the non-employee directors was granted an option to acquire 500 shares of Allied's Common Stock at $22.875 per share, the fair market value of the stock on the date of the grant. In addition, each of the non-employee directors was granted an option to acquire 10,000 shares of Allied's Common Stock subject to shareholder approval of the 1997 Incentive Stock Plan.

Members of the Executive Committee are Messrs. R. Drexler (Chairman), L. Drexler and Sherman. During 1996, the Committee met on seven occasions to exercise the powers of the Board of Directors in the management of the business and affairs of the Company.

Members of the Audit Committee are Messrs. Fischer (Chairman), Goldring, Jones, Puth and Quain. During 1996, the Committee met on three occasions to review and make recommendations to the full Board with respect to the scope and results of the annual audit, and the selection of independent public accountants.

Members of the Stock Option and Compensation Committee are Messrs. Puth (Chairman), Jones and Fischer. During 1996, the Committee met on two occasions to review and make recommendations to the full Board with respect to officers' salaries, options and corporate incentive compensation plans.

Members of the Nominating Committee are Messrs. Jones (Chairman), Goldring, Fischer, Puth, R. Drexler, L. Drexler and Sherman. The Committee did not meet in 1996.

Allied's Board of Directors met on five occasions during 1996. All of the current directors attended at least 75% of the meetings of the Board and the respective committees to which they belong.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

During 1996, upon the recommendation of Allied's Audit Committee and approval by its Board of Directors, Allied engaged Coopers & Lybrand, L.L.P. as its independent public accountants to perform the following audit services: examination of Allied's annual consolidated financial statements, assistance and consultation in connection with various accounting matters and other non-audit professional services.

The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. At its October 22, 1996 meeting, the Audit Committee reviewed and approved the services described above as well as the services to be performed in 1997 and concluded that they do not impair the independence of the accountants.

Representatives of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting, will be given an opportunity to make any comments they wish, and will be available to respond to any questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely on its review of such reports received by it and written representations from its officers and directors, the Company believes that during fiscal year 1996 all filing requirements applicable to its officers and directors were complied with.

STOCKHOLDER PROPOSAL

A stockholder proposal must be received by the Secretary of Allied on or before December 15, 1997 for inclusion in the Proxy Statement and form of proxy relating to Allied's 1998 Annual Stockholders' meeting.

GENERAL

A quorum at this Annual Meeting is a majority of the outstanding shares entitled to vote thereat.

Allied has no knowledge of any matters, other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual Meeting of Stockholders, which will be presented at the Annual Meeting.

                                          By Order of the Board of Directors
                                          ALLIED PRODUCTS CORPORATION
                                          DAVID B. CORWINE
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

April 14, 1997

PROXY                                                                      PROXY

                          ALLIED PRODUCTS CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS--
                FOR ANNUAL MEETING OF STOCKHOLDERS MAY 28, 1997

    The  undersigned hereby appoints S. S. Sherman, Lloyd A. Drexler and Richard
A. Drexler, and each of them, Proxies, with the powers the undersigned would possess if personally present, to vote all shares of the undersigned in Allied Products Corporation at the annual meeting of the stockholders to be held on May 28, 1997, at 9:30 A.M., Chicago Time, and at any adjournment thereof, for the purpose of acting upon the proposals referred to herein in accordance with the designations below, and of acting in their discretion upon such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS:       / / FOR all nominees listed below (except  / / WITHHOLD AUTHORITY
                                as marked to the contrary below)             to vote for all nominees listed below

RICHARD A. DREXLER           JOHN W. PUTH                 MITCHELL I. QUAIN

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name.

2. APPROVAL OF 1997 INCENTIVE STOCK PLAN:

             / / FOR            / / AGAINST            / / ABSTAIN

                   (Continued and to be signed on other side)

    IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                               DATED: ____________________, 1997
                                               ___________________________(L.S.)
                                               ___________________________(L.S.)

                                               IMPORTANT: Please sign exactly as
                                               your  name or names appear on the
                                               stock certificate or
                                               certificates, and when shares are
                                               held  by   joint  tenants,   both
                                               should   sign.  When  signing  as
                                               attorney, executor,
                                               administrator, trustees or
                                               guardian, give your full title as
                                               such.  If  the  signatory  is   a
                                               corporation  or  partnership sign
                                               the full corporate or partnership
                                               name by  duly authorized  officer
                                               or partner.

                                               NOTE: Please date, sign and mail
                                                  this proxy in the enclosed
                                               envelope. No postage is required
                                               for mailing in the United States.

                             FORM OF DIRECTION CARD
                          ALLIED PRODUCTS CORPORATION
                                   SMART PLAN

 DIRECTIONS FOR VOTING SHARES OF ALLIED PRODUCTS CORPORATION ("ALLIED") HELD IN
                             TRUST FOR THE EMPLOYEE

    The undersigned hereby authorizes the Advisory Committee for the above-captioned plan (the "Plan") to direct the Trustee for the Plan to vote at the Annual Meeting of Stockholders of Allied on May 28, 1997 or at any adjournments thereof, all shares of Allied Stock credited to the account of the undersigned under the Trust for such Plan at the close of business on March 31, 1997, as directed below on the following matters, and, in their discretion, on any other matters that may come before the meeting:

1.   ELECTION OF  / / FOR all nominees listed     / / WITHHOLD AUTHORITY
     DIRECTORS:     below                           to vote for all nominees
                                                    listed below

   RICHARD A. DREXLER           JOHN W. PUTH           MITCHELL I. QUAIN

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
LINE THROUGH THAT NOMINEE'S NAME.

2.   APPROVAL OF 1997 INCENTIVE STOCK PLAN:

        / / FOR                 / / AGAINST               / / ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    IF YOU SIGN AND RETURN THIS DIRECTION, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. SMART SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS NON-SMART SHARES ARE VOTED.

                                               Dated:  .................. , 1997

                                                ........................  (L.S.)

                                                           Signature

                                               NOTE: PLEASE DATE, SIGN AND  MAIL
                                               THIS  DIRECTION  IN  THE ENCLOSED
                                               ENVELOPE. NO POSTAGE IS  REQUIRED
                                               FOR MAILING IN THE UNITED STATES.